UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	001-36111	95-3472715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2017, Honda Canada Finance Inc. (“HCFI”), a subsidiary of American Honda Finance Corporation (“AHFC”), amended (the “Fourth Amendment”) its C$1.6 billion ($1.2 billion) Second Amended and Restated Credit Agreement, dated March 24, 2014, among HCFI, as the borrower, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent, joint bookrunner and co-lead arranger, RBC Capital Markets, as joint bookrunner and co-lead arranger, BMO Capital Markets, as co-lead arranger, The Toronto-Dominion Bank, as co-arranger and co-syndication agent, Bank of Tokyo-Mitsubishi UFJ (Canada), as co-arranger and co-syndication agent, Bank of Montreal, as co-syndication agent, Royal Bank of Canada, as co-syndication agent, Mizuho Corporate Bank, Ltd., Canada Branch, as documentation agent (the “Second Amendment and Restatement”), as amended on June 30, 2014 (the “First Amendment”), on March 13, 2015 (the “Second Amendment” and on March 23, 2016 (the “Third Amendment”); the Second Amendment and Restatement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Credit Agreement”). A copy of the Second Amendment and Restatement was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on March 27, 2014. A copy of the First Amendment was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on July 2, 2014. A copy of the Second Amendment was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on March 17, 2015. A copy of the Third Amendment was filed by AHFC as Exhibit 10.1 to its Form 8-K filed on March 24, 2016.

Pursuant to the Credit Agreement, HCFI may borrow up to C$800 million ($595 million) on a one-year revolving basis (the “Tranche A Commitment”) and up to C$800 million ($595 million) on a five-year revolving basis (the “Tranche B Commitment”) and outstanding borrowings under the Credit Agreement are based on a prime rate plus an applicable margin, which is determined based on HCFI’s debt ratings.

The Fourth Amendment:

•	extended the Tranche A commitment termination date from March 24, 2017 to March 24, 2018;

•	extended the Tranche B commitment termination date from March 24, 2021 to March 24, 2022;

•	deleted an affirmative covenant for HCFI with respect to the maintenance of property; and

•	made certain other technical and clarifying changes.

Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, commercial banking, investment banking, underwriting and other financial advisory services for AHFC, HCFI and their respective affiliates, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Fourth Amendment is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

References to “C$” are to the Canadian dollar. This report contains translations of certain Canadian dollar amounts into U.S. dollars at the rate specified below solely for your convenience. These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that they could be converted into U.S. dollars at the rate indicated. U.S. dollar equivalents for “C$” amounts are calculated based on an exchange rate of 1.3441 per U.S. dollar as of December 31, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment, dated as of March 23, 2017, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and behalf of the banks party to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: March 27, 2017	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment, dated as of March 23, 2017, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and behalf of the banks party to the Credit Agreement.